As filed with the Securities and Exchange Commission on March 19, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HOOKIPA PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-5395687
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

350 Fifth Avenue, 72nd Floor, Suite 7240 New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

HOOKIPA Pharma Inc. 2019 Stock Option and Incentive Plan

HOOKIPA Pharma Inc. 2019 Employee Stock Purchase Plan

(Full Title of the Plans)

Joern Aldag

Chief Executive Officer

HOOKIPA Pharma Inc.

350 Fifth Avenue, 72nd Floor, Suite 7240

New York, New York 10118

+43 1 890 63 60

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kingsley L. Taft, Esq. Robert E. Puopolo, Esq. Seo Salimi, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	1,022,644 shares(2)	$7.04(3)	$7,199,413.76	$934.48
Common Stock, par value $0.0001 per share	255,661 shares (4)	$5.98(5)	$1,528,852.78	$198.45
Total	1,278,305 shares		$8,728,266.54	$1,132.93

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of common stock which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.
(2)	Represents an automatic annual increase on January 1, 2020 to the number of shares reserved for issuance under the 2019 Stock Option and Incentive Plan (the “2019 Plan”) pursuant to the terms of the 2019 Plan. Shares available for issuance under the 2019 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on April 23, 2019 (Registration No. 333-230995).
(3)	The price of $7.04 per share, which is the average of the high and low sale prices of the Common Stock of the registrant as quoted on the Nasdaq Global Select Market on March 17, 2020, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and has been used as these shares are without a fixed price.
(4)	Represents an automatic annual increase on January 1, 2020 to the number of shares reserved for issuance under the 2019 Employee Stock Purchase Plan (the “2019 ESPP”) pursuant to the terms of the 2019 ESPP. Shares available for issuance under the 2019 ESPP were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on April 23, 2019 (Registration No. 333-230995).
(5)	The price of $5.98 per share, which is 85% of the average of the high and low sale prices of the Common Stock of the registrant as quoted on the Nasdaq Global Select Market on March 17, 2020, is set forth solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act, and has been used as these shares are without a fixed price. Pursuant to the 2019 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the fair market value of a share of Common Stock on the first trading day of the offering period or on the exercise date, whichever is less.

EXPLANATORY NOTE

This Registration Statement on Form S-8 relating to the 2019 Stock Option and Incentive Plan and the 2019 Employee Stock Purchase Plan of HOOKIPA Pharma Inc. (the “Registrant”) registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 (SEC File No. 333-230995) of the Registrant is effective. Accordingly, the information contained in the Registrant’s Registration Statement on Form S-8 (SEC File No. 333-230995) filed with the Securities and Exchange Commission on April 23, 2019 is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 23, 2019, and incorporated by reference herein).

4.2	Amended and Restated By-laws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 23, 2019, and incorporated by reference herein).

4.3	Specimen stock certificate evidencing the shares of common stock (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-230451), filed with the SEC on April 8, 2019, and incorporated by reference herein).

4.4	Shareholders Agreement among the Registrant and certain of its shareholders, dated February 15, 2019 (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the SEC on April 23, 2019, and incorporated by reference herein).

5.1*	Opinion of Goodwin Procter LLP

23.1*	Consent of PwC Wirtschaftsprüfung GmbH, independent registered public accounting firm

23.2*	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

99.1	2019 Stock Option and Incentive Plan (filed as Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-230451), filed with the SEC on April 8, 2019, and incorporated by reference herein).

99.2	Form of Incentive Stock Option Agreement under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-230451), filed with the SEC on April 8, 2019, and incorporated by reference herein).

99.3	Form of Non-Qualified Stock Option Agreement for Company Employees under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-230451), filed with the SEC on April 8, 2019, and incorporated by reference herein).

99.4	Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-230451), filed with the SEC on April 8, 2019, and incorporated by reference herein).

99.5	Form of Restricted Stock Award Agreement under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-230451), filed with the SEC on April 8, 2019, and incorporated by reference herein).

99.6	Form of Restricted Stock Award Agreement for Company Employees under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-230451), filed with the SEC on April 8, 2019, and incorporated by reference herein).

99.7	Form of Restricted Stock Award Agreement for Non-Employee Directors under the Registrant’s 2019 Stock Option and Incentive Plan (filed as Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-230451), filed with the SEC on April 8, 2019, and incorporated by reference herein).

99.8	2019 Employee Stock Purchase Plan (filed as Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-230451), filed with the SEC on April 8, 2019, and incorporated by reference herein)

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 19, 2020.

HOOKIPA PHARMA INC.

By:	/s/ Joern Aldag
Joern Aldag
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of HOOKIPA Pharma Inc. (the “Company”), hereby severally constitute and appoint Joern Aldag, Reinhard Kandera and Daniel Courtney, and each of them singly, our true and lawful attorneys, with full power to them, and to each of them singly, to sign for us and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to this Registration Statement, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in such capacities to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title(s)	Date

/s/ Joern Aldag	Chief Executive Officer and Director	March 19, 2020
Joern Aldag	(Principal Executive Officer)

/s/ Reinhard Kandera	Chief Financial Officer and Director	March 19, 2020
Reinhard Kandera	(Principal Financial and Accounting Officer)

/s/ Jan van de Winkel	Chairman of the Board	March 19, 2020
Jan van de Winkel, Ph.D.

/s/ Michael A. Kelly	Director	March 19, 2020
Michael A. Kelly

/s/ David Kaufman	Director	March 19, 2020
David Kaufman

/s/ Christoph Lengauer	Director	March 19, 2020
Christoph Lengauer, Ph.D.

/s/ Julie O’Neill	Director	March 19, 2020
Julie O’Neill

/s/ Graziano Seghezzi	Director	March 19, 2020
Graziano Seghezzi

/s/ Sander van Deventer	Director	March 19, 2020
Sander van Deventer, M.D., Ph.D.